Exhibit 16.1

Tel: 408-278-0220 Fax: 408-278-0230 www.bdo.com	50 West San Fernando St., Suite 200 San Jose, CA 95113

June 28, 2011

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 23, 2011, to be filed by our former client, AE Biofuels, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP